UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

CVS HEALTH CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, Larry M. Robbins notified the Board of Directors (the “Board”) of CVS Health Corporation (the “Company”) of his resignation from the Board, effective immediately. Mr. Robbins’ resignation was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On August 17, 2026, the Board appointed Teresa Heitsenrether to the Board, effective November 18, 2026.

Ms. Heitsenrether, age 61, is Executive Vice President and Chief Data & Analytics Officer of JPMorgan Chase & Co. (“JPMorgan Chase”) and is a member of JPMorgan’s Operating Committee. Prior to her current role, Ms. Heitsenrether held several senior leadership positions at JPMorgan Chase, including CEO of Securities Services and Global Head of Prime Brokerage & Equity Financing. She holds an M.B.A. from New York University and a B.S. in Finance from Fordham University.

Ms. Heitsenrether was determined by the CVS Health Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. Ms. Heitsenrether’s compensation for service as a non-employee director of CVS Health will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The Company’s director compensation practices are described under the caption “Non-Employee Director Compensation” in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 3, 2026. There were no arrangements or understandings pursuant to which Ms. Heitsenrether was appointed to the Board. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Heitsenrether that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing the appointment of Ms. Heitsenrether to the Board and Mr. Robbins’s resignation from the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 17, 2026 (furnished under Item 7.01).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ Kristina V. Fink
Senior Vice President, Corporate Secretary and Chief Governance Officer

Dated: August 17, 2026